UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2016, PositiveID Corporation (the “Company”) closed a Securities Purchase Agreement (“SPA”) with Crossover Capital Fund II, LLC (the “Investor”), providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $200,000 (the “Notes”), with the first note being in the amount of $100,000 (“Note I”), and the second note being in the amount of $100,000 (“Note II”). Note I has been funded, with the Company receiving $88,000 of net proceeds (net of original issue discount). Note II will initially be paid for by the issuance of an offsetting $88,000 secured note issued to the Company by the Investor (the “Secured Note”). The funding of Note II is subject to the mutual agreement of the Investor and the Company. The Investor is required to pay the principal amount of the Secured Note in cash and in full prior to executing any conversions under Note II. The Notes bear an interest rate of 10%, and are due and payable on January 13, 2018. The Notes may be converted by the Investor at any time into shares of Company’s common stock (as determined in the Notes) calculated at the time of conversion, except for Note II, which requires full payment of the Secured Note by the Investor before conversions may be made. The Notes (subject to funding in the case of Note II) may be converted by the Investor at any time into shares of Company’s common stock at a price at a price equal to 62.5% of the lowest trading price of the common stock as reported on the OTC Link ATS owned by OTC Markets Group for the 20 prior trading days including the day upon which a notice of conversion is received by the Company.

The Notes are long-term debt obligations that are material to the Company. The Notes may be prepaid in accordance with the terms set forth in the Notes. The Notes also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investor and in the Investor’s sole discretion, the Investor may consider the Notes immediately due and payable.

The foregoing description of the terms of the SPA, Note I, Note II, and Secured Note, do not purport to be complete and are qualified in its entirety by the complete text of the documents attached as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions in Item 1.01 of the notes issued by the Company that are convertible into the Company’s equity securities at the option of the holder of the notes are incorporated herein. The issuance of the notes set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor. Since November 14, 2016, the Company has issued 2,861,840,862 shares at a weighted average price of $0.0005 pursuant to conversion notices totaling $1,457,997 received under its convertible redeemable notes outstanding.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Form of 10% Convertible Redeemable Note, dated January 13, 2017, with Crossover Capital Fund II, LLC
4.2	Form of 10% Convertible Redeemable Note, due January 13, 2018, Back-End Note, with Crossover Capital Fund II, LLC
10.1	Form of Securities Purchase Agreement, dated January 13, 2017, with Crossover Capital Fund II, LLC
10.2	Form of Crossover Capital Fund II, LLC Collateralized Note, dated January 13, 2017, with PositiveID Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: January 20, 2017	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer